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                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option/Stock Issuance Plan, under which ParcPlace-Digitalk, Inc. will assume its outstanding options, of our report dated April 19, 1996 with respect to the consolidated financial statements of ParcPlace-Digitalk, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                     /S/ ERNST & YOUNG LLP

San Jose, California
August 7, 1996